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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Navitas International Corporation

We consent to the reference to our firm under the caption "Experts" in this Amendment No. 1 to the Registration Statement on Form S-1/A and to the incorporation of our report dated December 21, 2005 on our audit of the financial statements of Navitas International Corporation for the period from November 14, 2005 (inception) through December 16, 2005.


                                   /s/ Miller Ellin & Company LLP
                                   Miller Ellin & Company LLP



New York, New York
February 21, 2006